CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 15, 1999, relating to the financial statements and financial highlights of the Heritage Series Trust - Eagle International Equity Portfolio, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Tampa, Florida
February 25, 2000